As filed with the Securities and Exchange Commission on May 22, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEXX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0393723
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One IDEXX Drive, Westbrook, Maine	04092
(Address of Principal Executive Offices)	(Zip Code)

IDEXX LABORATORIES, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Jacqueline L. Studer, Esq.

General Counsel

IDEXX Laboratories, Inc.

One IDEXX Drive

Westbrook, Maine 04092

(Name and Address of Agent For Service)

(207) 556-0300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.10 par value per share	700,000	$135.33	$94,731,000	$11,007.74

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on May 18, 2015, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 700,000 shares of common stock, $.10 par value per share (“Common Stock”), of IDEXX Laboratories, Inc. (the “Registrant”) to be issued pursuant to the IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) relating to the Plan, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits”:

(1)	File No. 333-27733, filed on May 23, 1997;

(2)	File No. 333-36009, filed on September 19, 1997;

(3)	File No. 333-108906, filed on September 18, 2003; and

(4)	File No. 333-160085, filed on June 19, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents of the Registrant, filed with the Commission, are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on February 17, 2015 (File No. 0-19271);

(b) All other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Common Stock contained in a registration statement filed under the Exchange Act and any other amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on this 22nd day of May, 2015.

IDEXX LABORATORIES, INC.

By:	/s/ Jacqueline L. Studer
Jacqueline L. Studer
Corporate Vice President, General
Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IDEXX Laboratories, Inc. hereby severally constitute and appoint Jonathan W. Ayers and Jacqueline L. Studer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments (including post-effective amendments) to said registration statement, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jonathan W. Ayers	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 22, 2015
Jonathan W. Ayers

/s/ Brian P. McKeon	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 22, 2015
Brian P. McKeon

/s/ Thomas Craig	Director	May 22, 2015
Thomas Craig

/s/ William T. End	Director	May 22, 2015
William T. End

/s/ Rebecca M. Henderson, PhD	Director	May 22, 2015
Rebecca M. Henderson, PhD

/s/ Barry C. Johnson, PhD	Director	May 22, 2015
Barry C. Johnson, PhD

/s/ Daniel M. Junius	Director	May 22, 2015
Daniel M. Junius

/s/ M. Anne Szostak	Director	May 22, 2015
M. Anne Szostak

/s/ Sophie V. Vandebroek, PhD	Director	May 22, 2015
Sophie V. Vandebroek, PhD

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit No. 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, File No. 0-19271, and incorporated herein by reference).

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit No. 3.1 to Form 8-K filed July 21, 2009, File No. 0-19271, and incorporated herein by reference).

5.1	Opinion of Pierce Atwood LLP (filed herewith).

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (filed herewith).

24.1	Power of Attorney (included on signature page).

99.1	IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan, as amended (filed herewith).